UNITED STATES SECURITIES
                                       AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act to 1934


                        Date of Report: January 21, 2003




                        FIRST OAK BROOK BANCSHARES, INC.









      DELAWARE                       0-14468                     36-3220778
(State or other jurisdiction of    (Commission               (I.R.S. Employer
incorporation or organization)      File Number)            Identification No.)

                   1400 Sixteenth Street, Oak Brook, IL 60523
                         Telephone Number (630) 571-1050
                              --------------------

                        FIRST OAK BROOK BANCSHARES, INC.
                                    FORM 8-K
                                January 21, 2003



                              Item 5. Other Events

On January 21, 2003, First Oak Brook Bancshares, Inc. issued a press release announcing its earnings results for the quarter and year ended December 31, 2002. This press release, dated January 21, 2003, is attached as Exhibit 99 to this report.

                    Item 7. Financial Statements and Exhibits

(a) and (b) not applicable

(b) Exhibit Index:

99 Press Release issued by First Oak Brook Bancshares, Inc. dated January 21, 2003.

The following Items are not applicable for this Form 8-K:

         Item 1.     Changes in Control of Registrant

         Item 2.     Acquisition or Disposition of Assets

         Item 3.     Bankruptcy or Receivership

         Item 4.     Changes in Registrant's Certifying Accountant

         Item 6.     Resignations of Registrant's Directors

         Item 8.     Change in Fiscal Year

         Item 9.     Sales of Equity Securities Pursuant to Regulation S

                                                                     Exhibit 99

                  First Oak Brook Bancshares, Inc.'s
               Fourth Quarter Results Second Best Ever

    OAK BROOK, Ill.--(BUSINESS WIRE)--Jan. 21, 2003--

                  2002 Record Fourth Quarter Results
                                   (Unaudited)

    FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) today reported record fourth quarter earnings of $4.750 million, up 23% from $3.861 million for the fourth quarter 2001. These quarterly earnings are second only to the 1997 second quarter when the Company posted a one-time gain on the sale of its credit card portfolio.
    Diluted earnings per share rose to $.73 for the fourth quarter 2002, compared to $.60 for the fourth quarter 2001.
    For the fourth quarter, annualized return on average shareholders' equity
(ROE) rose to 17.24% in 2002, topping 15.46% in 2001. Annualized return on average assets rose to 1.20% for 2002, compared to 1.11% in 2001.
    Net interest income increased $1,626,000 or 15% due to a 13% increase in average earning assets and a slight increase in the net interest margin.

    Other income rose 24%, driven by continuing growth in the Company's following fee businesses:

    --  Treasury management - up $336,000, or 22%

    --  Merchant credit card processing - up $199,000, or 19%

    --  Investment management and trusts - up $97,000, or 25%

    --  Fees from mortgages sold - up $101,000, or 44%

    These increases in other income were complemented by income of $284,000 from the sale of a covered call and income of $184,000 from bank owned life insurance ("BOLI"), offset by a decrease of $225,000 in the income earned on the credit card portfolio sold in 1997. The five-year credit card revenue sharing agreement expired on June 30, 2002.

    Other expenses rose 11% in the fourth quarter 2002 as a result of the following:

    -- Salaries and employee benefits - up $183,000 due to higher compensation costs and an increase in full time equivalents.

    -- Professional fees and other expenses - up $365,000 primarily due to increased legal and other fees and expenses related to the loan fraud (See "Asset Quality") and an increase in insurance costs.

    -- Merchant credit card interchange expense - up $109,000

    --  Advertising and business promotion - up $199,000

    Year 2002 Earnings
    (unaudited)

    Net income for the full year of 2002 was $10.501 million, compared to $13.648 million for 2001. Diluted earnings per share were $1.61 in 2002, compared to $2.12 in 2001. 2002 earnings were hurt by an isolated loan fraud. See "Asset Quality."
    Net interest income increased 22% for the full year of 2002 as compared to 2001. This improvement was due to a 14% increase in average earning assets and an 18 basis point rise in the net interest margin.
    Other income, excluding securities gains in both 2002 and 2001 and the $172,000 gain on the sale of the Broadview drive-thru in 2001, increased 22%, driven by growth in the Company's following fee businesses:

    --  Treasury management - up $1,344,000, or 22%

    --  Merchant credit card processing - up $1,036,000, or 27%

    --  Investment management and trusts - up $272,000, or 19%

    --  Fees from mortgages sold - up $171,000 or 27%

    These increases to income were complemented by $395,000 of income from the sale of covered call options and $184,000 of income from BOLI, offset by the decrease of $450,000 on the income earned in 2001 on the sold credit card portfolio.
    Other expenses rose 12% in 2002 as a result of the following:

    -- Salaries and benefits - up $800,000 due to higher compensation costs and an increase in full time equivalents, offset by reductions in performance-related compensation resulting from 2002 earnings falling short of performance targets.

    -- Professional fees and other expenses - up $1,767,000 primarily due to legal and other fees and expenses related to the loan fraud (See "Asset Quality").

    -- Merchant credit card interchange expense - up $724,000

    Asset Quality
    (Unaudited)

    As previously disclosed, in May 2002, Oak Brook Bank discovered an apparent fraud related to a large condominium construction loan. During the fourth quarter, the Bank obtained title to the condominium project and transferred it to a new subsidiary LLC, settled contractors' lien claims, negotiated a new guaranteed maximum price contract with the general contractor, and engaged a prominent local developer as a consultant to help complete and market the 24 unit luxury project. When title was taken, the project was reflected on the books as other real estate owned at its written down value of $3.606 million.
    The Bank is funding completion of the project and expects its new advances to approximate $19.1 million, of which $4.338 million had been disbursed by December 31, 2002. At December 31, 2002, the asset is recorded in other real estate owned at $7.944 million. The Bank expects construction will be substantially completed, except for unit purchasers' build-out and finish selections, by late summer, 2003.
    Principally as a result of this isolated problem, the Company increased its provision for loan losses for 2002 to $14.65 million, compared to a provision of $1.55 million the year before.
    Net charge-offs totaled $14.28 million for 2002, of which $13.456 million related to the condominium project.
    At December 31, 2002, nonperforming assets totaled $9.6 million. Nonperforming assets include nonperforming loans ($1.444 million), other real estate owned ($7.944 million), and repossessed vehicles held for sale ($217,000).
    As of December 31, 2002, the Company's allowance for losses stood at $7.4 million, or .81% of loans outstanding, compared to $7.0 million, or .76% of loans outstanding at December 31, 2001. The current allowance represents 5.09x nonperforming loans (nonaccrual loans and loans past due 90 days or more and still accruing).

    Record Assets and Equity at December 31, 2002

    Total assets reached a record high of $1.597 billion at December 31, 2002, up 15% from $1.387 billion at December 31, 2001.
    Shareholders' equity also reached a record high of $111.9 million at December 31, 2002, up 12% from $99.6 million at December 31, 2001.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and lessens FDIC insurance assessments.

    President's Comments

    Richard M. Rieser, Jr., Company President said, "In the third and fourth quarters, we rebounded, posting record earnings of $8.867 million. Deposit generation, both commercial and retail, remains vibrant. Assets and equity capital continue to set new highs. Our investment management business continued to expand with $485 million of discretionary assets under management. The only softness seems to be in loan demand.

    "The good news for our investors is the 30% increase in our stock price to $31.42 at year-end from $24.15 the year before. Our 2002 share gain beat the S & P Bank Index (down 3.9%), the NASDAQ Bank Index (up 4.5%), and the S & P 500 (down 23.4%) by a wide margin. We appreciate the continued confidence shown by our investors.
    "We currently estimate our full year per share earnings will be in the $2.65
- $2.75 range."

    Oak Brook Bank Opens its 15th Office in Countryside, Illinois; Two More Branches to Open in 2003

    First Oak Brook Bancshares, Inc. owns Oak Brook Bank. The Bank just opened its 15th office on January 15, 2003 at 55th Street and Plainfield Road in Countryside, Illinois. The Bank expects to open its 16th office at Route 38 and Randall Road in St. Charles, Illinois and its 17th office at Graue Mill adjacent to Hinsdale, Illinois in summer, 2003.
    The Bank now operates fifteen banking offices, thirteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.

    Other

    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB was added to the Russell 2000(R) Index effective July 1, 2002 for a term of one year.
    The following 14 firms make a market in the Company's Common
Stock. (Those marked with a (1) are also providing research coverage.): (1) Howe Barnes Investments, Inc; (1) Stifel, Nicolaus &
Co.; Goldman Sachs & Co.; Knight Securities L.P.; Keefe, Bruyette &
Woods, Inc.; (1) Sandler, O'Neill & Partners; RBC Dain Rauscher;
Trident Securities, Inc.; William Blair & Co.; McConnell, Budd &
Downes; Merrill Lynch, Pierce, Fenner; (1) FTN Financial Securities
Corp.; Huntleigh Securities Corp.; and Susquehanna Capital Group.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
    A condensed balance sheet, income statement and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to loan fraud and condominium project discussed above, including, without limitation, construction costs, delays and the strength of the Chicago luxury condominium market; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


FIRST OAK BROOK BANCSHARES, INC.AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Thousands)               December 31,   December 31,       %
                                2002           2001          Change
                            ---------------------------------------
Assets
  Cash and due from banks   $   61,505     $   54,097            14
  Interest bearing deposits
   and federal funds sold       55,005         56,001            (2)
  Investment securities        507,485        327,389            55
  Loans:
    Commercial loans           135,966        146,691            (7)
    Construction loans          69,138        102,594           (33)
    Commercial mortgage
     loans                     236,766        213,689            11
    Residential mortgage
     loans                     100,840        105,168            (4)
    Home equity loans          123,531        112,877             9
    Indirect vehicle loans     236,109        224,273             5
    Other consumer loans         9,731         11,353           (14)
                            ----------     ----------
  Total loans, net of
   unearned income             912,081        916,645             -
  Allowance for loan losses     (7,351)        (6,982)            5
                            ----------     ----------
  Net loans                    904,730        909,663             -
  Other real estate owned        7,944              -           100
  Other assets                  60,827         39,401            54
                            ----------     ----------
Total assets                $1,597,496     $1,386,551            15
                            ==========     ==========

Liabilities
  Demand deposits           $  247,806     $  211,939            17
  Interest-bearing deposits  1,016,925        866,027            17
                            ----------     ----------
  Total deposits             1,264,731      1,077,966            17
  Short-term debt               84,637        102,013           (17)
  FHLB borrowings              102,000         86,000            19
  Trust Preferred Capital
   Securities                   18,000          6,000           200
  Other liabilities             16,186         15,020             8
                            ----------     ----------
Total liabilities            1,485,554      1,286,999            15
Shareholders' equity           111,942         99,552            12
                            ----------     ----------
Total liabilities and
 equity                     $1,597,496     $1,386,551            15
                            ==========     ==========



FIRST OAK BROOK BANCSHARES'S INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                  Three months ended
                                     December 31,               %
(In Thousands Except              2002           2001        Change
 Per Share Data)
                            ---------------------------------------
Interest income:
  Loans (1)                 $   14,425     $   15,954           (10)
  Investments (1)                6,587          5,102            29
  Other                            142            487           (71)
                            ----------     ----------
Total interest income (1)       21,154         21,543            (2)
Interest expense:
  Deposits                       6,484          8,052           (19)
  Short term debt                  318            847           (62)
  FHLB borrowings                1,365          1,320             3
  Trust Preferred Capital
   Securities                      324            161           101
                            ----------     ----------
Total interest expense           8,491         10,380           (18)
                            ----------     ----------
  Net interest income (1)       12,663         11,163            13
  Tax equivalent adjustment        229            355           (35)
                            ----------     ----------
  Net interest income           12,434         10,808            15
Provision for loan losses        1,100            500           120
                            ----------     ----------
  Net interest income after
   provision for loan losses    11,334         10,308            10
Other income:
  Service charges on deposit
   accounts                      1,885          1,549            22
  Investment management and
   trust fees                      480            383            25
  Merchant card processing
   fees                          1,241          1,042            19
  Fees on mortgages sold,
   net of commissions              331            230            44
  Other income                     839            619            36
  Investment securities gains        3             25           (88)
                            ----------     ----------
Total other income               4,779          3,848            24
Other expenses:
  Salaries and employee
   benefits                      5,312          5,129             4
  Occupancy and equipment        1,017          1,015             -
  Data processing                  480            384            25
  Professional fees                295            216            37
  Advertising and business
   development                     382            183           109
  Merchant card interchange
   expense                         969            860            13
  Other                            935            649            44
                            ----------     ----------
Total other expenses             9,390          8,436            11
                            ----------     ----------
  Income before income taxes     6,723          5,720            18
  Income tax expense             1,973          1,859             6
                            ----------     ----------
Net income                  $    4,750     $    3,861            23
                            ==========     ==========

Diluted earnings per share  $      .73     $      .60            22
                            ==========     ==========


                                      Year ended
                                      December 31,             %
(In Thousands Except              2002           2001        Change
 Per Share Data)
                            ---------------------------------------
Interest income:
  Loans (1)                 $   58,991     $   65,333           (10)
  Investments (1)               23,480         20,437            15
  Other                          1,001          1,878           (47)
                            ----------     ----------
Total interest income (1)       83,472         87,648            (5)
Interest expense:
  Deposits                      27,152         37,466           (28)
  Short term debt                1,596          4,128           (61)
  FHLB borrowings                5,390          5,206             4
  Trust Preferred Capital
   Securities                      981            642            53
                            ----------     ----------
Total interest expense          35,119         47,442           (26)
                            ----------     ----------
  Net interest income (1)       48,353         40,206            20
  Tax equivalent adjustment        905          1,290           (30)
                            ----------     ----------
  Net interest income           47,448         38,916            22
Provision for loan losses       14,650          1,550           845
                            ----------     ----------
  Net interest income after
   provision for loan losses    32,798         37,366           (12)
Other income:
  Service charges on deposit
   accounts                      7,376          6,032            22
  Investment management and
   trust fees                    1,701          1,429            19
  Merchant card processing
   fees                          4,813          3,777            27
  Fees on mortgages sold,
   net of commissions              814            643            27
  Other income                   2,432          2,302             6
  Investment securities gains      314            259            21
                            ----------     ----------
Total other income              17,450         14,442            21
Other expenses:
  Salaries and employee
   benefits                     19,610         18,810             4
  Occupancy and equipment        4,058          4,026             1
  Data processing                1,727          1,488            16
  Professional fees              1,766            766           131
  Advertising and business
   development                   1,641          1,390            18
  Merchant card interchange
   expense                       3,717          2,993            24
  Other                          3,222          2,455            31
                            ----------     ----------
Total other expenses            35,741         31,928            12
                            ----------     ----------
  Income before income taxes    14,507         19,880           (27)
  Income tax expense             4,006          6,232           (36)
                            ----------     ----------
Net income                  $   10,501     $   13,648           (23)
                            ==========     ==========

Diluted earnings per share  $     1.61     $     2.12           (24)
                            ==========     ==========

(1) On a fully tax equivalent basis.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                  Three months ended
                                      December 31,             %
(In Thousands Except Share        2002           2001        Change
 and Per Share Data)
                            ---------------------------------------
AVERAGE BALANCES:
  Loans, net of unearned
   discount                 $  928,366     $  905,649             3
  Investment securities        502,968        304,922            65
  Earning assets             1,474,269      1,301,846            13
  Total assets               1,571,235      1,377,125            14
  Demand deposits              231,799        199,508            16
  Total deposits             1,246,165      1,052,899            18
  Shareholders' equity         109,295         99,101            10

COMMON STOCK DATA
 Earnings per share:
    Basic                   $      .75     $      .61            23
    Diluted                        .73            .60            22
  Weighted average shares
   outstanding:
    Basic                    6,342,052      6,320,057             -
    Diluted                  6,522,887      6,438,596             1
  Cash dividends paid per
   share                    $    .1425     $      .12            19
  Market price at period
   end                      $    31.42     $    24.15            30
  Book value per share      $    17.16     $    15.43            11
  Price to book ratio             1.83x          1.57x           17
  Price to earnings ratio (1)     19.5x          11.4x           71
  Period end shares
   outstanding               6,334,141      6,310,631             -

FINANCIAL RATIOS
  Return on average
   assets (3)                     1.20%          1.11%            8
  Return on average
   shareholders' equity (3)      17.24%         15.46%           12
  Overhead ratio (3)              1.24%          1.40%          (11)
  Efficiency ratio (3)           54.54%         57.58%           (5)
  Net interest margin on
   average earning
   assets (2) (3)                 3.41%          3.40%            -
  Net interest spread (2) (3)     2.92%          2.69%            9
  Dividend payout ratio          18.97%         19.53%           (3)


                                      Year ended
                                      December 31,             %
(In Thousands Except Share        2002           2001        Change
 and Per Share Data)
                            ---------------------------------------
AVERAGE BALANCES:
  Loans, net of unearned
   discount                 $  926,412        869,914             6
  Investment securities        417,904        309,401            35
  Earning assets             1,405,070      1,233,349            14
  Total assets               1,483,647      1,306,906            14
  Demand deposits              216,100        193,778            12
  Total deposits             1,169,006      1,009,743            16
  Shareholders' equity         104,706         94,304            11

COMMON STOCK DATA
 Earnings per share:
    Basic                   $     1.66     $     2.16           (23)
    Diluted                       1.61           2.12           (24)
  Weighted average shares
   outstanding:
    Basic                    6,336,425      6,332,600             -
    Diluted                  6,510,391      6,441,296             1
  Cash dividends paid per
   share                    $     .525     $      .45            17

FINANCIAL RATIOS
  Return on average
   assets (3)                      .71%          1.04%          (32)
  Return on average
   shareholders' equity (3)      10.03%         14.47%          (31)
  Overhead ratio (3)              1.30%          1.42%           (8)
  Efficiency ratio (3)           55.07%         59.84%           (8)
  Net interest margin on
   average earning
   assets (2) (3)                 3.44%          3.26%            6
  Net interest spread (2) (3)     2.89%          2.38%           21
  Dividend payout ratio          32.98%         21.29%           55

(1) Calculated using the end of period market price divided by the last twelve months diluted earnings per share.
(2) On a fully tax equivalent basis. (3) Quarterly numbers are annualized.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                            December 31,  December 31,
(In Thousands)                                 2002          2001
                                            --------------------------

CAPITAL RATIOS      (Minimum for "well capitalized")
Company Consolidated:
  Tier 1 capital ratio             6.0%         11.06%        10.03%
  Total risk-based capital ratio  10.0%         11.73%        10.72%
  Capital leverage ratio           5.0%          7.74%         7.42%


Oak Brook Bank:
  Tier 1 capital ratio             6.0%         10.49%        10.38%
  Total risk-based capital ratio  10.0%         11.16%        11.07%
  Capital leverage ratio           5.0%          7.33%         7.67%

ASSET QUALITY RATIOS
  Nonperforming loans                        $  1,444      $  1,732
  Nonperforming assets (includes
   nonperforming loans)                         9,605         1,878
  Nonperforming loans to total loans              .16%          .19%
  Nonperforming assets to total assets            .60%          .14%
  Net charge-offs to average loans               1.54%          .03%
  Allowance for loan losses to total loans        .81%          .76%
  Allowance for loan losses to
   nonperforming loans                           5.09x         4.03x



    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630/571-1050 ext. 258
             rbouman@obb.com

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     FIRST OAK BROOK BANCSHARES, INC.
                                            (Registrant)



Date: January 21, 2003          /S/ROSEMARIE BOUMAN
      ----------------         -------------------------------------------------
                               Rosemarie Bouman
                               Vice President, Chief
                               Financial Officer and
                               Chief Accounting Officer